UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.1)
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 2, 2023
DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Explanatory Note

On May 4, 2023, DiamondRock Hospitality Company (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of stockholders held on May 2, 2023 (the “Annual Meeting”). This Form 8-K/A is being filed as an amendment to the Original Report solely to disclose, in accordance with Item 5.07(d) of Form 8-K, the decision of the Board of Directors (the “Board”) regarding the frequency of future non-binding advisory votes on executive compensation.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Report, at the Annual Meeting in non-binding advisory votes over a majority of the votes cast approved the Company’s executive compensation and, consistent with the recommendation of the Board, recommended that the Company hold future non-binding advisory votes on executive compensation on an annual basis. In light of these voting results and other factors, the Board determined that the Company will hold future non-binding advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation. The Company is required to hold non-binding advisory votes on frequency every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: August 1, 2023	By:	/s/ Briony R. Quinn
Briony R. Quinn
Senior Vice President and Treasurer